EXHIBIT 10.8

LOAN AGREEMENT

IBG ADRIATICA HOLDINGS, INC., a Texas corporation 1600 Redbud Boulevard, Suite 400 McKinney, Texas 75069 (hereafter called “Borrower”)	FIRST UNITED BANK AND TRUST COMPANY 1400 West Main Street Durant, Oklahoma 74701 (hereafter called “Lender”)

The Borrower, with its principal office, place of record-keeping and mailing address stated above, has applied to Lender for a loan to be evidenced by Borrower’s promissory note dated effective June 28, 2011, in the principal amount of $12,187,500.00 bearing interest at the rates therein specified and containing certain other terms and conditions as set forth therein (the “Note). Repayment of the Note is personally guaranteed by the Guarantors executing this document, together with other subsequent Guaranties which may be executed hereinafter (the “Guarantor(s)”) and further secured by: Security Agreement (Collateral Transfer of Note and Liens), together with any other documents securing or governing the Note (the “Security Instruments”)

In consideration of Lender making such loan, Borrower agrees as follows:

SECTION I. REPRESENTATIONS AND WARRANTIES.

Borrower and Guarantor represent to Lender that:

(a) The foregoing statements concerning Borrower are true and correct;

(b) This Loan Agreement, Note, Security Instruments and any other instrument contemplated in connection herewith (the “Loan Documents”), have been duly executed and delivered, and constitute the legal and binding obligations of Borrower enforceable in accordance with their terms, and are not in conflict with any provision of law or any other agreement to which Borrower is a party;

(c) Borrower’s and Guarantor’s Financial Information (hereafter defined) previously delivered to Lender is all correct and complete and fairly represents the Borrower’s and Guarantor’s financial condition at the date of said Financial Information and the results of Borrower’s operation for such period; all such Financial Information has been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods involved. Since the date of such Financial Information, Borrower and Guarantor have not undergone any material adverse changes;

(d) There are no known actions, suits or proceedings against Borrower (for which adequate reserves have not been made on Borrower’s books) at law or in equity, or before or by any governmental body or instrumentality, domestic or foreign; and contingent liabilities of Borrower are fully disclosed in the Financial Information referred to above;

(e) Borrower has good and indefeasible title to its properties and assets and same are subject to no liens, mortgages, security interest, encumbrances, or charges of any kind, except as may be reflected in the Financial Information previously furnished to Lender;

(f) Borrower is not a party to any agreement or instrument or subject to any restriction materially and adversely affecting its business, properties, assets, operations or its general condition whether financial or otherwise;

(g) No certificate or statement herewith or heretofore delivered by Borrower or Guarantor to Lender in connection herewith, or in connection with any transaction contemplated hereby, contains any untrue statement of a material fact or fails to state any material fact necessary to keep the statements contained therein from being misleading.

SECTION II. POSITIVE COVENANTS.

Borrower and Guarantor covenant to;

(a) Furnish to Lender within a period not to exceed ninety (90) days after the closing of each calendar year (or fiscal year, as the case may be), internally generated year end financial statements for Borrower and Guarantor, including balance sheet and profit and loss figures, rent rolls and occupancy reports to the extent applicable and all accountant’s comments for that year (“Financial Information”);

(b) Furnish to Lender within a period not to exceed one hundred eighty (180) days after the closing of each calendar year Audited Financial Information for Borrower and Guarantor prepared in accordance with generally accepted accounting principles, on a consolidated basis;

(c) Upon Lender’s request, furnish to Lender concurrently with the furnishing of the year-end Financial Information referred to above, a written certificate signed by Borrower and containing a statement as to whether or not, to the knowledge of Borrower, a default has occurred and is continuing, and specifying, if a default exists, what steps are being taken by Borrower to cure the same;

(d) Furnish to Lender, within a period not to exceed thirty (30) days after the close of each calendar year, Financial Information for each Guarantor;

(e) Furnish Income Tax Returns for Borrower and each Guarantor within fifteen (15) days after their filing with the United States Internal Revenue Service. If Income Tax Returns for Borrower, and each Guarantor, are not filed by the 15th day of April of each calendar year an extension must be provided by Borrower, and each Guarantor, to Lender;

(f) Furnish all Financial Information in such form as Lender may reasonably request and furnish such other information from time to time as Lender may reasonably request;

(g) At all times keep true and complete books, records and accounts, and permit Lender through its agents and representatives to visit and inspect any of Borrower’s properties and to discuss Borrower’s affairs, finances and accounts with Borrower, all at such reasonable times as Lender may desire;

(h) Maintain and keep in full force and effect, its existence, rights and franchises and comply with all laws applicable to Borrower;

(i) Pay or cause to be paid all taxes, assessments and other governmental charges levied upon any of Borrower’s properties or in respect of franchises or income before the same became delinquent, unless the same is being contested in good faith by appropriate proceedings and reserves deemed adequate by Lender have been established therefor;

(j) Maintain, preserve, protect and keep in good repair, working order and condition, its property and every part thereof used or useful in the conduct of Borrower’s business and from time to time make all needful and proper repairs, renewals, replacements and improvements thereto, so that Borrower’s business may be properly and advantageously conducted at all times;

(k) Keep adequately insured by reputable insurers satisfactory to Lender all property of a character usually insured by companies engaged in businesses similar to that of Borrower and carry such other insurance as is usually carried by similar companies and, at Lender’s request, deliver to Lender evidence of the maintenance of such insurance;

(l) Pay all lawful claims, whether for labor, materials or otherwise, which might or could, if unpaid, become a lien or charge on any property or assets of Borrower, unless the same is being contested in good faith by appropriate proceedings and reserves deemed adequate to Lender have been established therefor;

(m) Comply fully with all of the provisions of the Loan Documents;

(n) Give immediate notification to Lender of any litigation, or of any claim or controversy which might become the subject of litigation, of any Federal tax lien, assessment or knowledge of a proposed tax assessment in excess of $10,000.00.

SECTION III. NEGATIVE COVENANTS.

Until the Note and all other obligations and liabilities of Borrower hereunder are fully paid, Borrower covenants that it will not, without prior written consent of Lender:

(a) Suffer or permit any Event of Default to occur under the Loan Documents but shall faithfully preserve and perform all of their covenants;

(b) Substantially change the nature of its business;

(c) Reorganize, merge or consolidate with, or acquire all or substantially all of the assets of any other company, firm or association, or make any other substantial change in its capitalization or character of its business;

(d) Create, assume, incur or in any manner become or be liable in respect of, any borrowed money except to Lender, nor guarantee or contingently agree to purchase, or in any manner become or secondarily liable in respect to any indebtedness, whether current or funded, of any person or business entity except by the endorsement of negotiable instruments for deposit or collection or other similar transactions in the ordinary course of business;

(e) Allow any final judgment for the payment of money rendered against it to remain undischarged or unbonded for a period of 60 days;

(f) Create, assume or permit to exist any security interest, pledge, lien encumbrance or charge of any kind upon any of its properties or assets, whether now owned or hereafter acquired (provided, however, that the foregoing shall not apply to liens for taxes not delinquent or being contested in good faith, liens given to Lender, mechanic’s and materialmen’s liens with respect to obligations not overdue or being contested in good faith, liens resulting from deposits to secure the payment of workmen’s compensation or social security or to secure the performance of bids or contracts in the ordinary course of business);

(g) Sell any of its assets used or useful in its business, except in the regular course of business;

(h) Sell any of its assets to any other person, firm, or corporation with the understanding or agreement that such assets shall be leased back to Borrower;

(i) Make any loans or advances or sell any of its accounts receivable secured by the Security Instruments, with or without recourse.

SECTION IV. DEFAULT.

Each of the following events shall constitute an Event of Default:

(a) Default in the timely payment of any installment of principal and interest or in the performance of any covenant or provision of any Loan Documents.

(b) Default in payment when due of any amount payable to Lender or default in any other obligation of Borrower to Lender.

(c) Borrower, or any Guarantor, shall: (a) execute an assignment for the benefit of creditors or take any action in furtherance thereof; or (b) admit in writing its inability to pay its debts generally as they become due, or (c) as a debtor, file a petition, case, proceeding, or other action pursuant to, or voluntarily seek the benefit or benefits of any debtor relief law or take any action in furtherance thereof; or (d) seek, acquiesce in, or suffer the appointment of a receiver, trustee, or custodian of Borrower, any Guarantor, any Property described in the Loan Documents, in whole or in part, or any significant portion of other property belonging to Borrower or any Guarantor that affects performance under the Note; or (e) voluntarily become a party to any proceeding seeking to effect a suspension or having the effect of suspending any of the rights of Lender or the Trustee granted or referred to in the Loan Documents or take any action in furtherance thereof.

(d) The filing of a petition, case, proceeding, or other action against Borrower, or any Guarantor, as a debtor under any debtor relief law; or seeking appointment of a receiver, trustee, or custodian of Borrower, or any Guarantor, or of any property described in the Loan Documents or any part thereof, or of any significant portion of other property belonging to Borrower or any Guarantor, that affects its ability to perform under the Note, or seeking to effect a suspension or having the effect of suspending any of the rights of Lender or the Trustee granted or referred to in the Loan Documents, and: (a) Borrower or any Guarantor admits, acquiesces in, or fails to contest the material allegations thereof; or (b) the petition, case, proceeding, or other action results in entry of an order for relief or order granting the relief sought against Borrower or any Guarantor; or (c) the petition, case, proceeding, or other action is not permanently dismissed on or before the earliest of trial thereon or sixty (60) days next following the date of its filing.

(e) The discovery by Lender that any warranty, covenant, or representation made to Lender by or on behalf of Borrower or any Guarantor is false, misleading, erroneous, or breached in any material respect.

A default shall not be an Event of Default, if a monetary default is cured within ten (10) days and a non-monetary default is cured within thirty (30) days following the delivery of or the mailing of written notice from Lender to Borrower’s most current address as reflected in Lender’s business records specifying the existence of any such default. If such default is not cured within the applicable period, the default shall be an Event of Default without need of any further notice or action by Lender. Notwithstanding the foregoing, if a non-monetary default is not capable of being cured within the thirty (30) day period referenced herein, it shall not be considered an Event of Default so long as Borrower is using diligent efforts to cure said non-monetary default.

Upon the occurrence of any such Event of Default, Lender at its option, without written notice, demand or presentation, which are hereby waived, may declare the unpaid principal of and accrued interest then owing upon the Note and any other indebtedness of Borrower to Lender, to be immediately due and payable, and upon such declaration such principal and interest shall become and be forthwith due and payable.

SECTION V. PARTIAL RELEASES. It is further agreed that Borrower shall have the privilege, while not in default under the terms of the Note or any of the Security Documents, of, from time to time, obtaining Releases from Lender on individual tracts of the real property which is described in the Security Documents. Each such tract shall be released upon payment to Lender of: (i) ninety percent (90%) of the Net Sales Proceeds of each tract; or (ii) the amount specified in the addendum attached as Exhibit “A”, whichever is greater. “Net Sales Proceeds” shall mean the gross proceeds payable to Borrower in connection with the sale of a tract after deducting normal and customary closing expenses of a seller, but only to the extent such expenses are actually paid by Borrower.

SECTION VI. MISCELLANEOUS. All covenants and agreements contained herein shall bind and inure to the benefit of, and be enforceable by, the respective successors and assigns of the parties hereto, whether so expressed or not, and in particular shall inure to the benefit of and be enforceable by the holder of the Note. No modification, consent, amendment or waiver of any provision of this Agreement, nor consent to any departure by Borrower therefrom shall be effective unless the same shall be in writing and signed by an officer of Lender, and then shall be effective only in the specific instance and for the purpose for which given. This Agreement shall be construed and enforced in accordance with the laws of the State of Texas and any portion hereof held by a court of competent jurisdiction to be invalid or illegal shall not invalidate or nullify the remainder of this Agreement, but shall be confined only to that portion held invalid or illegal. No failure or delay on the part of Lender to exercise any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise by Lender of any right hereunder preclude any other or further exercise thereof. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted principals of good accounting practice consistently applied on the basis used by Borrower in prior years.

Any notice under this Agreement shall be in writing and shall be effective when actually delivered or, if mailed, shall be deemed effective when deposited in the United States mail first class, certified mail, postage prepaid, directed to the addresses shown near the beginning of this Agreement. Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party’s address. For notice purposes, Borrower agrees to keep Lender informed at all times of Borrower’s current address.

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EFFECTIVE the 28th day of June, 2011.

LENDER: FIRST UNITED BANK AND TRUST COMPANY		BORROWER: IBG ADRIATICA HOLDINGS, INC., a Texas corporation

BY:	/s/ BERT DAVISON	BY:	/s/ DAVID R. BROOKS
NAME: Bert Davison			DAVID R. BROOKS, President
TITLE: Sr. VP

GUARANTOR: INDEPENDENT BANK GROUP, INC., a Texas corporation

BY:	/s/ DAVID R. BROOKS
DAVID R. BROOKS, President

EXHIBIT “A”

PARTIAL RELEASE PRICES

RELEASED PROPERTY	MINIMUM RELEASE PRICE
Lot 5, Block A, of ADRIATICA LOT 1R, 4 and 5, BLOCK “A”, A CROATIAN VILLAGE AT STONEBRIDGE RANCH, an Addition to the City of McKinney, Collin County, Texas, according to the Plat thereof recorded in Volume Q, Page 607, of the Map Records of Collin County, Texas	$4,500,000.00

Lot 4R, Block A of Adriatica, an addition to the City of McKinney, Collin County, Texas, according to the plat thereof recorded in Volume 2006, Page 543, Map Records, Collin County, Texas	$3,500,000.00

18.3 acre tract of land located in the City of McKinney, Collin County, Texas	$5.00 per square foot

Being Lot 1, Block A, of VILLA DISTRICT—ADRIATICA, an Addition to the City of McKinney, Collin County, Texas, according to the Plat thereof recorded in Volume 2006, Page 471, Map Records of Collin County, Texas	$350,000.00

Being Lot 3, Block A, of VILLA DISTRICT—ADRIATICA, an Addition to the City of McKinney, Collin County, Texas, according to the Plat thereof recorded in Volume 2006, Page 471, Map Records of Collin County, Texas	$350,000.00

57 individual lots of land located in Collin County, Texas	$22,500.00 per lot or, in the event the lots are replatted, an aggregate of $1,282,500.00, which shall be prorated over the balance of the replatted lots, as approved by Lender